FOR IMMEDIATE RELEASE

Contacts:
Indus International Inc. Gary Frazier, (770) 989-4188 gary.frazier@indus.com	Kalt Rosen & Co. Pierre Hirsch, (415) 397-2686 Hirsch@krc-ir.com

Indus International CFO To Join Private Firm;
Preliminary Quarterly Results Within Guidance

Conference Call and Webcast for Fiscal Q1 2006 Scheduled

ATLANTA, July 11, 2005 – Indus International Inc. (NASDAQ: IINT), a leading provider of Service Delivery Management (SDM)™ solutions, today announced that Executive Vice President and Chief Financial Officer Thomas W. Williams Jr. will leave the company effective August 12, 2005, to take a similar position with an undisclosed private software company in the Atlanta area. Indus has initiated a search for Williams’ replacement.

Indus also announced preliminary financial results for its first fiscal quarter ended June 30, 2005. On May 10, 2005, Indus provided financial guidance which forecasted total revenues within a range of $33 million to $36 million and net income within a range of $0.02 to $0.04 per fully diluted share for its first quarter ended June 30, 2005. The company now expects that total revenues will be within a range of $33 million to $34 million and net income per fully diluted share will be within a range of $0.02 to $0.03 for its first quarter of fiscal 2006. Indus was cash flow positive for its first quarter. Final results will be discussed in the company’s first quarter earnings release and conference call currently scheduled for the afternoon of July 28, 2005. Final results may differ from the preliminary estimates stated above.

Indus President and CEO Greg Dukat said, “Indus management is very appreciative of Tom Williams’ efforts in helping complete the last mile of our company’s turnaround. Under Tom’s leadership, Indus has achieved profitability and positive cash flow for three consecutive quarters, the first time this has happened in more than three years. We are confident that his successor will step into a company that is financially stable and well positioned for the future. We wish Tom the very best in his new endeavors.”

Williams added, “I believe my successor will encounter a seamless transition. Indus has a Finance and Accounting organization equipped with disciplined processes for business forecasting, revenue recognition, resource allocation, expense management and corporate governance — all successful elements of our Sarbanes-Oxley compliance and enhancement efforts. I can leave Indus knowing that the company is much better situated now than when I joined. I will miss the accountability and camaraderie of the Indus management team.”

On Tuesday, July 12, 2005, at 3:45 p.m. Eastern Time, Dukat and Williams will address investors and analysts at the C. E. Unterberg, Towbin Emerging Growth Investor Conference in New York City. Dukat and Williams will discuss the company’s preliminary results for the quarter ended June 30, 2005, as well as Williams’ departure and may provide other relevant information about the company. This discussion will be available by teleconference and Webcast to all interested parties beginning at approximately 3:45 p.m. Eastern Time. For information on how to access the presentation online, please visit the Indus International Website at Investor.Indus.com.

Indus will report financial results for its fiscal first quarter, ended June 30, 2005, following the close of regular trading on Thursday, July 28, 2005. The news release will be followed by a teleconference and a Webcast available to all interested parties beginning at 4:30 p.m. Eastern Time, at which final financial results, the status of the company’s search for a new CFO and other relevant information about the company will be discussed.

The Indus International Quarterly Financial Results may be accessed via:

News Release:	Call Kalt Rosen & Co. (415-397-2686) to have a copy of the news release faxed or visit the Indus International Website at Investor.Indus.com

Teleconference:	Dial 800-938-0653 a few minutes prior to the start of the call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. International callers dial 973-321-1100.

Note: If the number of lines allocated to the call is exhausted, the Webcast or replay should be utilized.

Internet Simulcast*:	Investor.Indus.com

*Those listening via the Internet should go to the site 15 minutes prior to register, download, and install any necessary audio software.

Internet Q&A:	Individual investors may email questions to investorqa@indus.com for Indus management to respond to at any time preceding and during the conference call.

Replay:	The teleconference will be broadcast until Midnight Eastern Time, Thursday, August 11, and can be accessed by:

Dialing 877-519-4471 (international callers dial 973-341-3080) and entering conference ID # 6253096

or

Accessing the conference call on the company’s Website at Investor.Indus.com

Additional information on Indus International can be obtained on the company’s Website or by calling Kalt Rosen & Co. at (415) 397-2686.
About Indus International
Indus is a leading provider of Service Delivery Management (SDM) solutions, which help clients in a broad array of industries optimize the management of their customers, workforce, spare parts inventory, tools and documentation in order to maximize performance and customer satisfaction while achieving significant cost savings. Indus customer, asset and workforce management software products, professional services and hosted service offerings improve our clients’ profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus solutions have been purchased by more than 400 companies in more than 40 countries, representing diverse industries — including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains statements, estimates or projections that are not historical in nature and that may constitute “forward-looking statements” as defined under U.S. federal securities laws. These statements include, but are not limited to, statements related to the anticipated revenues and operating results for the fiscal quarter ended June 30, 2005. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company’s historical experience and our expectations or projections. These risks include, but are not limited to, projected growth in the emerging service delivery management market, market acceptance of our service delivery management strategy, our ability to maintain consistent profitability and positive operating cash flow, market acceptance and the success of our new products and enhancements and upgrades to our existing products, current market conditions for our products and services, our ability to license software to new customers, limitations on our ability to use our net operating loss carry-forwards, timely development and introduction of new products, releases and product enhancements, timely performance of services, changes in our executive management team and our board of directors, uncertainty relating to and the management of personnel changes, the ability to realize the anticipated benefits of our restructurings, our competitive position, the ability to establish and retain partnership arrangements, our ability to develop our indirect sales channels, our ability to succeed in international markets, current economic conditions, heightened security and war or terrorist acts in countries of the world that affect our business, and other risks identified from time-to-time in the Company’s SEC filings. Investors are advised to consult the Company’s filings with the SEC, including its 2005 Annual Report on Form 10-K, for a further discussion of these and other risks.

Indus is a registered trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

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